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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Amendment No. 4 to the Registration Statements on Form S-1 of our report dated April 11, 2001, except for paragraph 2 of Note 21 for which the date is October 29, 2001 as it relates to the consolidated financial statements of Aquis Communications Group, Inc. and subsidiaries for the year ended December 31, 2000, which appear in such statement. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial and Other Data" in such registration statement.



/s/ Wiss & Company, LLP
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Wiss & Company, LLP
Livingston, New Jersey
November 13, 2001